Exhibit 10.1
AMENDMENT TO THE SUBLEASE AGREEMENT
BETWEEN ZIPRECRUITER ISRAEL LTD. AND SWITCHUP LTD.
This “Amendment” is made as of December 27, 2023 (“Amendment Effective Date”) by and between SwitchUp Ltd., Co. No. 515676583 (“Landlord”), and ZipRecruiter Israel Ltd., Co. No. 515247740 (“Tenant”) and contains changes, modifications, revisions, and additions to the Sublease Agreement dated January 31, 2018, signed between Landlord and Tenant (the “Agreement”). Capitalized terms defined in the Agreement and used in this Amendment shall have the same respective meanings as set forth in the Agreement, unless clearly otherwise defined in this Amendment.

In consideration of the mutual covenants contained in the Agreement and in this Amendment, and for other good and valuable consideration, notwithstanding anything to the contrary in the Agreement, Landlord and Tenant agree as follows:
1.The option to extend the Term of the Sublease in Section 6.2.3 of the Agreement shall be amended as follows:

a.The Tenant will notify the Landlord by January 21, 2024, 11:59 PM U.S. Pacific Time (“Deadline”) of either: (i) Tenant’s desire to exercise the option to extend the Term of the Sublease as specified in Section
6.2 of the Agreement (“Extension Option”); or (ii) Tenant’s desire to terminate the Term of the Sublease and move to a new office (“New Office”) in the Landlord’s portfolio (“Move Option”).
b.In the event Tenant elects to proceed with the Move Option, the following shall apply: (i) the parties must draft and execute a letter of intent that specifies the commercial terms of the New Office (“LOI”) by the Deadline; (ii) the parties can finalize the lease documents, agreements, and negotiations for the New Office after the Deadline; and (iii) the Tenant can remain in the Tenancy until the New Office is ready for Tenant’s occupancy.
c.For clarity, in the event the parties do not execute an LOI for the Move Option by the Deadline, then Tenant shall be deemed to have exercised the Extension Option pursuant to Section 6.2 of the Agreement.

All other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, this Amendment shall prevail.

IN WITNESS WHEREOF, this Amendment to the Agreement is hereby executed by an authorized representative of each party hereto as of the dates set forth below.
SwitchUp Ltd.    ZipRecruiter Israel Ltd.

By: /s/ Oren Shalit        By: /s/ Kasra Shafiee

Name: Oren Shalit        Name: Kasra Shafiee

Title: Chief Business Officer        Title: Sr. Corporate Counsel of ZipRecruiter, Inc.

Date: 1/5/2024        Date: 1/5/2024